Exhibit 10.19

HOLMES FINANCING (NO 1) PLC

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31
DECEMBER 2004

Registered in England and Wales
No. 3946294

HOLMES FINANCING (NO 1) PLC
Report of the Directors

The Directors submit their report together with the accounts for the year ended 31 December 2004.

1.	Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

2.	Results and dividends

The profit for the year on ordinary activities after tax amounted to £1,000 (2003 - £1,000 loss).

The Directors do not recommend the payment of a dividend (2003 - £nil).

The retained profit of £1,000 (2003 - £1,000 loss) has been transferred to reserves.

3.	Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the year under review, the Company’s policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars and Euros. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

4.	Directors and their interests

The Directors who served throughout the year, except as noted, were:
Mr D M Green
Mr M McDermott
SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited and M. McDermott jointly held one share in the Company.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, and its subsidiaries at the year-end.

5.	Directors' responsibility in respect of the preparation of accounts

The Directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year and the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the year ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6.	Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.1) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

7.	Auditors

At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company.

By Order of the Board

/s/ Karen Carson

For and on behalf of
Abbey National Secretariat Services Limited
Company Secretary
17 June 2005

Registered Office Address:

Registered Office Address:
Abbey National House
2 Triton Square
Regent’s Place
London
NW1 3AN

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES FINANCING (NO 1) PLC

We have audited the financial statements of Holmes Financing (No 1) plc for the year ended 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of Directors and auditors

As described in the statement of Directors’ responsibilities, the Company’s Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors’ remuneration and transactions with the Company is not disclosed.

We read the Directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the Company’s affairs as at 31 December 2004 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Date: 17 June 2005

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

HOLMES FINANCING (NO 1) PLC

Profit and loss account
For the year ended 31 December 2004

	Note	2004	2003
		£'000	£'000

Interest receivable	2	77,517	79,636
Interest payable	3	(77,516)	(79,635)

Net interest income		1	1

OPERATING PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	4	1	1
Tax on profit on ordinary activities	5	–	(2)

PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR	14	1	(1)
Profit and loss account brought forward		24	25

Profit and loss account carried forward		25	24

There are no recognised gains or losses in either the current or previous financial years other than the profit for the financial year and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above and the increase from the prior year above and their historical cost equivalents.

All transactions are derived from continuing operations.

HOLMES FINANCING (NO 1) PLC

Balance sheet
As at 31 December 2004

	Note	2004	2003
		£'000	£'000

FIXED ASSETS
Loans to Group Undertaking	6	1,607,000	1,607,000

CURRENT ASSETS
Debtors	7	17,963	13,844
Cash at bank and in hand	8	18	16

		17,981	13,860
CREDITORS – amounts falling due within one year	9	17,906	13,786

NET CURRENT ASSETS		75	74

TOTAL ASSETS LESS CURRENT LIABILITIES		1,607,075	1,607,074

CREDITORS – amounts falling due after more than one year	10	1,607,000	1,607,000

NET ASSETS		75	74

CAPITAL AND RESERVES
Called up share capital	13	50	50
Profit and loss account		25	24

EQUITY SHAREHOLDERS' FUNDS	14	75	74

The financial statements on pages 4 to 11 were approved by the Board of Directors on 17 June 2005

Signed on behalf of the Board of Directors

M McDermott
Director

HOLMES FINANCING (NO 1) PLC

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2004

1. Accounting Policies

Basis of accounting
The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

Presentation of the profit and loss account
 Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest Receivable
Interest receivable is recognised on an accrual basis.

Fixed Assets
Loans to group undertakings held as fixed assets are stated at cost less provision for any impairment.

Derivatives
Transactions are undertaken in derivative financial instruments, “derivatives”, which include cross currency swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company’s non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

Interest receivable and payable on foreign currency
Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting year unless it is hedged in which case the relevant hedge rate is applied. Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rates.

Debt securities
Debt Securities in Issue are stated at net proceeds.

Cash flow statement
The Company is a wholly owned subsidiary of Holmes Holdings Limited, a company registered in England and Wales. Accordingly, the Company has taken advantage of the exemption in paragraph 5(a) of Financial Reporting Standard 1 (Revised), Cash Flow Statements and not published its own cash flow statement.

2. Interest receivable

	2004	2003
	£'000	£'000

Interest receivable from group companies (see note 6)	77,517	79,636

	77,517	79,636

All of the income is derived from one geographical segment.

3. Interest payable

	2004	2003
	£'000	£'000

Interest payable on debt securities (see note 11).	77,516	79,635

	77,516	79,635

4. Profit on ordinary activities before taxation

The Company has no employees (2003: None) other than its directors.

No emoluments were paid to the Directors by the Company during the current year (2003:£Nil).

All administrative expenses, including auditors' remuneration, in the current and prior year were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

5. Tax on profit on ordinary activities

	2004	2003
	£'000	£'000

UK Corporation Tax for the year at 0% (2003:0%)	–	–
Adjustment in respect of prior periods	–	(2)

	–	(2)

The company qualifies for the starting companies’ rate of corporation tax of nil%.

The tax assessed for the period is lower than that resulting from applying the standard rate of corporation tax in the United Kingdom. The differences are explained below:

	2004	2003
	£'000	£'000

Profit on ordinary activities before tax	1	1

Tax at 0% (2003: 0%)	–	–
Effects of:
Adjustments to tax charge in respect of prior periods		(2)

Current tax credit/(charge) for the period	–	(2)

6. Loans to Group Undertaking

	2004	2003
	£'000	£'000

Repayable:
More than two years but not more than five years	650,000	650,000
More than five years	957,000	957,000

	1,607,000	1,607,000

The loans are all denominated in sterling and are at variable rates of interest, based on LIBOR for three- month sterling deposits

7. Debtors

	2004	2003
	£'000	£'000

Amounts due from group undertaking	20	20
Called up share capital not paid
- due from parent undertaking	37	37
Accrued interest receivable on loans to group undertaking	17,906	13,787

	17,963	13,844

8. Cash at Bank and in Hand

The Company holds deposits at banks, which pay interest based on LIBOR.

9. Creditors : amounts falling due within one year

	2004	2003
	£'000	£'000

Accrued interest payable	17,906	13,786

	17,906	13,786

10. Creditors : amounts falling due after more than one year

	2004	2003
	£'000	£'000

Debts securities in issue (note 11)	1,607,000	1,607,000

11. Debt Securities in Issue

	2004	2003
	£'000	£'000

Series 2 Class A Floating Rate Notes 2007	650,000	650,000
Series 2 Class B Floating Rate Notes 2040	23,000	23,000
Series 2 Class C Floating Rate Notes 2040	30,000	30,000
Series 3 Class A1 Floating Rate Notes 2010	375,000	375,000
Series 3 Class A2 Floating Rate Notes 2010	200,000	200,000
Series 3 Class B Floating Rate Notes 2040	24,000	24,000
Series 3 Class C Floating Rate Notes 2040	30,000	30,000
Series 4 Class A Fixed / Floating Rate Notes 2013	250,000	250,000
Series 4 Class B Floating Rate Notes 2040	11,000	11,000
Series 4 Class C Floating Rate Notes 2040	14,000	14,000

	1,607,000	1,607,000

The notes are denominated in the following currencies:

UK Sterling - floating	454,000	454,000
UK Sterling - fixed	250,000	250,000
US Dollars - floating	703,000	703,000
Euro - floating	200,000	200,000

	1,607,000	1,607,000

Foreign currency notes are converted at the rate of exchange in the applicable hedging currency swap.

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes and the Class A3 Notes, and the Class A2 Notes will rank in priority to the Class A3 Notes.

Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

Interest is payable on the notes at variable rates based on the three-month Sterling and US Dollar LIBOR and three-month EURIBOR, except for the Series 4 Class A notes, on which interest is paid at a fixed rate of 6.62% until July 2010, after which it is paid at variable rates based on the three-month Sterling LIBOR.

The Company's obligations to noteholders, and to other secured creditors, are secured under a deed of charge that grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

The estimated fair values of the notes, based on the mid-market price on 31 December, are as follows:

	2004	2003
	£'000	£'000

Series 2 Class A Floating Rate Notes 2007	649,905	650,199
Series 2 Class B Floating Rate Notes 2040	22,997	23,004
Series 2 Class C Floating Rate Notes 2040	29,996	30,027
Series 3 Class A1 Floating Rate Notes 2010	377,262	375,836
Series 3 Class A2 Floating Rate Notes 2010	200,002	200,552
Series 3 Class B Floating Rate Notes 2040	24,275	23,994
Series 3 Class C Floating Rate Notes 2040	31,202	30,219
Series 4 Class A Fixed / Floating Rate Notes 2013	267,718	271,120
Series 4 Class B Floating Rate Notes 2040	11,326	11,103
Series 4 Class C Floating Rate Notes 2040	15,173	14,305

	1,629,856	1,630,359

12. Financial Instruments

The Company’s policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short-term debtors and creditors are included in all of the following disclosures.

12(a) Maturity profile of financial liabilities

	Debt
	securities	Other	Total
	in issue	Liabilities	Liabilities
2004	£'000	£'000	£'000

Within one year or less or on demand	–	17,906	17,906
More than one year but not more than two years	–	–	–
More than two years but not more than five years	650,000	–	650,000
More than five years	957,000	–	957,000

	1,607,000	17,906	1,624,906

2003
Within one year or less or on demand	–	13,786	13,786
More than one year but not more than two years	–	–	–
More than two years but not more than five years	650,000	–	650,000
More than five years	957,000	–	957,000

	1,607,000	13,786	1,620,7886

There are no material undrawn committed borrowing facilities.

12(b) Interest rate profile of financial assets and liabilities

After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company’s financial assets and liabilities was:

				Weighted
				average
			Non-	years
		Floating	interest	until
	Total	rate	bearing	maturity*
2004	£'000	£'000	£'000	Years

Assets:
Sterling	1,624,981	1,607,018	17,963	0

Liabilities:
Sterling	1,624,906	1,607,000	17,906	0

2003

Assets:
Sterling	1,620,860	1,607,016	13,844	0

Liabilities:
Sterling	1,620,786	1,607,000	13,786	0

* for non-interest bearing assets/liabilities only.

Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

12(c) Fair values of financial assets and liabilities

The fair value of debt securities in issue is disclosed in note 11 to the accounts.

Fair value disclosures are not provided for loans to group undertakings, as there is no liquid and active market for such instruments.

The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2004 was a liability of £137,465,744 (2003 : a liability of £91,312,686). The estimated fair value of the interest rate swap entered into by the Company as at 31 December 2004 was an asset of £29,685,140 (2003 : an asset of £24,059,536).

The cross currency swaps mature between July 2007 and July 2040.

The fair value of the instruments will largely be recognised after the end of the next financial year.

12(d) Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2004 or 31 December 2003.

13. Share capital

	2004	2003
	£'000	£'000

Authorised:
50,000 Ordinary shares of £1 each	50	50

Allotted and called up:
50,000 Ordinary shares of £1 each	50	50

49,998 ordinary shares are partly paid to 25 pence.2 subscriber shares are fully paid.

14. Reconciliation of movements in shareholders' funds

	2004	2003
	£'000	£'000

Opening shareholders' funds	74	75
Retained profit/(loss) for the year	1	(1)

Closing shareholders' funds	75	74

15. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2004 and 2003.

16. Related party disclosures

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS8 'Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.

The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 1) plc. The total amount paid relating to the Company in the period ended 31 December 2004, by the group, was £14,687 (2003: £15,000).

17. Parent Undertaking and Controlling Party
The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN.